UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), December 15, 2022

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value and attached Share Purchase Rights	BMRC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 15 and 16, 2022, Bank of Marin Bancorp’s wholly owned subsidiary, Bank of Marin (the “Bank”), entered into Salary Continuation Agreements with four executive officers providing for certain retirement benefits, effective January 1, 2022 or July 1, 2022 (the “SERPs”). The SERP for Timothy Myers, President and Chief Executive Officer, amended the existing SERP dated January 1, 2016. The three additional officers who entered into SERPs were Nicolette Sloan, Executive Vice President and Head of Commercial Banking, Misako Stewart, Executive Vice President and Chief Credit Officer, and Brandi Campbell, Executive Vice President and Head of Retail Banking (collectively, the “Executives”). Upon retiring from the Bank’s employment after reaching age 65, the SERPs provide the Executives an annual retirement benefit as follows:

Executive	Effective Date	Annual Payment	Payment Duration
Timothy Myers	January 1, 2022	$185,000	15 years
Nicolette Sloan	January 1, 2022	$146,000	15 years
Misako Stewart	January 1, 2022	$105,000	11 years
Brandi Campbell	July 1, 2022	$90,000	11 years

The SERPs also provide a lesser annual benefit upon the occurrence of a voluntary termination before reaching age 65 or a disability. The amount of the annual benefit in either pre-retirement scenario is based on a vesting and accrual schedule unique to each Executive, but in all cases provides an annual benefit less than the normal retirement benefit set forth in the table above. The SERPs also provide for a lump sum benefit in the event of a change in control followed by the termination of the Executive based on the amount set forth on the schedule attached to each respective SERP as of the end of the plan year preceding termination. A fixed pre-retirement death benefit to be paid in a lump sum is provided for each Executive. Payments under the SERPs are expected to be funded with bank owned life insurance policies on each of the Executives.

The foregoing summary of the terms of the SERPs is qualified in its entirety by reference to each Executive’s particular SERP, a copy of which is filed herewith as Exhibits 10.1 (Myers), 10.2 (Sloan), 10.3 (Stewart), and 10.4 (Campbell), and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Salary Continuation Agreement by and between Bank of Marin and Timothy Myers, effective January 1 2022, as amended
10.2	Salary Continuation Agreement by and between Bank of Marin and Nicolette Sloan, effective January 1, 2022
10.3	Salary Continuation Agreement by and between Bank of Marin and Misako Stewart, effective January 1, 2022
10.4	Salary Continuation Agreement by and between Bank of Marin and Brandi Campbell, effective July 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 21, 2022	BANK OF MARIN BANCORP
		By:	/s/ David A. Merck
David A. Merck
First Vice President
and Controller